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                                                                    Exhibit 23-A

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3), and related Prospectus of Phillips Petroleum Company for the registration of $750,000,000 of its subordinated debt securities and the preferred securities of the Phillips 66 Capital Trusts (as defined in the Registration Statement) and to the incorporation by reference therein of our report dated February 21, 1996, with respect to the consolidated financial statements and schedule of Phillips Petroleum Company included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP
                                           --------------------------
                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
February 21, 1996